UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 5, 2018

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 5, 2018, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

●          The 1st, 2nd, 4th, 8th and 9th full paragraphs, and portions of the 3rd paragraph relating to results of operations for the third quarter ended September 30, 2018

●          Portions of the 3rd paragraph and the 5th full paragraph relating to net sales for the nine months ended September 30, 2018

●          The 10th paragraph relating to balance sheet items

●          The 13th paragraph relating to the conference call to be held on November 6, 2018

●          The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 5, 2018, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

●          The 6th paragraph relating to 2019 new product launches

●          The 7th paragraph relating to product development for the Graff brand, and development of a direct to consumer e-commerce business with IMG Models and anticipated 2019 fragrance collection for Lily Aldridge

●          The 11th paragraph relating to 2018 and 2019 guidance

●          The 15th paragraph relating to forward looking information

●          The balance of such press release not otherwise incorporated by reference in Item 2.02 or 8.01

Item 8.01. Other Events.

Certain portions of our press release dated November 5, 2018, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 8.01. They are as follows:

●          The 12th paragraph relating to payment of quarterly dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 5, 2018

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President and Chief Financial Officer